Exhibit 99.1

  Sonic Solutions Reports Results for Fourth Quarter and Fiscal Year
                         Ended March 31, 2006;
  Sonic Reports Record Revenues and Profits for Its Full Fiscal Year

    NOVATO, Calif.--(BUSINESS WIRE)--May 23, 2006--Sonic Solutions(R) (Nasdaq:SNIC) today announced its financial results for the fourth quarter and fiscal year ended March 31, 2006.

                       Summary Financial Results
               (in thousands, except per share amounts)


                    Three Months Ended            Twelve Months Ended
                        March 31,                      March 31,

              2006         2006         2005         2006
           (Non-GAAP)     (GAAP)       (GAAP)       (GAAP)      2005
           (unaudited)  (unaudited)  (unaudited)  (unaudited)  (GAAP)
          ------------ ------------ ------------ ------------ --------

Net revenue   $40,436      $40,436      $35,604     $148,676  $90,627
Net income     $8,501       $2,094       $1,399      $19,301   $8,542
 Net income
  per diluted
  share         $0.31        $0.08        $0.05        $0.70    $0.32

    For the fiscal year, net revenue, gross profit and operating profit all reached record levels. Net revenue grew 64% in fiscal 2006 to $148.7 million from $90.6 million in fiscal 2005. Gross profit climbed 51% to $114.6 million compared to $75.9 million in fiscal 2005. Operating income rose 155% to $24.0 million, from $9.4 million in fiscal 2005. Net income for fiscal 2006 was a record $19.3 million or $0.70 per diluted share versus $8.5 million or $0.32 per diluted share in fiscal 2005.
    For the quarter, net revenue was $40.4 million, reflecting an increase of more than 13% from $35.6 million for the fourth quarter of fiscal 2005. Gross profit was $32.7 million compared to $27.8 million for the fourth quarter of fiscal 2005, representing an increase of 18%. Operating income was $9.3 million or 23% of revenue compared to $2.1 million or 6% of revenue for the fourth quarter of fiscal 2005. Net income was $2.1 million or $0.08 per share in the fourth quarter of fiscal 2006 including an unusually high provision for income taxes. The non-GAAP presentation below is calculated based upon the same effective income tax rate (7.4%) as we used in our fiscal fourth quarter guidance. As a result, non-GAAP net income for the quarter was $8.5 million and net income per diluted share on a non-GAAP basis was $0.31.
    Dave Habiger, President and Chief Executive Officer of Sonic, stated, "We are very pleased with the Company's performance this quarter and for the fiscal year, as we met or exceeded all of our operating goals. We expanded our technology and OEM partnerships, which continued to drive all areas of our business. As new formats and channels such as HD and download and burn, emerge and develop, we believe Sonic is well positioned to continue to lead the market for digital media software."

    Non-GAAP Presentation

    In this press release, Sonic provides an adjustment to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. The non-GAAP disclosures and the non-GAAP adjustments, including the basis for such adjustments and the impact on our operations, are outlined below:
    Tax Adjustment. In our non-GAAP presentation, we have shown our net income calculated based upon the same effective income tax rate (7.4%) as we used in our fourth quarter guidance. As we have previously noted and due to our recent history of profitability, Sonic is in the process of transitioning from a company with substantial valuation allowances on its deferred tax assets and a low effective tax rate to a company with substantially reduced valuation allowances and an effective tax rate close to statutory rates. Over the past year and during this transition period, Sonic has experienced fluctuations in its effective tax rate based upon changes in its net value of deferred tax assets that it has accumulated over time. We believe that these fluctuations are not indicative of the overall fundamentals of our business and that they may have a disproportionate impact on our operating results for the fourth quarter of fiscal 2006. In this case, due to these transitional fluctuations and the results of a phase I study of the estimated value of our deferred research tax credits accumulated over time, our effective tax rate in March 2006 was 77.2% rather than the 7.4% rate that we experienced in the third quarter and that was the basis for our fourth quarter earnings per share ("EPS") guidance.
    Accordingly, and as set forth in more detail in the reconciliation table below, we have provided a non-GAAP fully diluted EPS that adjusts for the difference between the two rates. Although we do not anticipate that the 7.4% will continue to be indicative of our tax rate in the future, we believe our non-GAAP presentation provides important and useful information to investors, as it enables them to reconcile our results based upon our actual tax rate to those forecasted based upon tax rate assumptions per our prior guidance. In the absence of such information, we believe that investors may find it difficult to evaluate our fiscal fourth quarter results apart from the tax impact or compare them to our results in prior periods. We have used this non-GAAP measure internally in order to evaluate the operating results of our business on a consistent basis and to measure our performance of business goals that we establish in advance. The economic substance behind our decision to use this non-GAAP measure is an increase of $0.23 per fully diluted share over the comparable GAAP measure. Material limitations associated with the use of this measure versus the comparable GAAP EPS measure are (a) the non-GAAP measure provides a view of our earnings that does not include all of our tax obligations for the period in question, and (b) this may not enhance the comparability of our results to those of other companies undergoing similar tax rate transitions. We compensate for these limitations, by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding treatment prepared in conformity with GAAP in this release and in our financial statements and by providing a reconciliation to the corresponding GAAP measure so that investors can use the information to perform their own analysis.
    Sonic will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today to discuss its financial results for the fourth quarter of fiscal 2006. Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Company's website at www.sonic.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until May 30, 2006, at 9 p.m. PDT and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 2948445.


                            Sonic Solutions
            Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                           Three Months Ended     Twelve Months Ended
                                March 31,              March 31,
                            2006        2005        2006       2005(1)
                         ----------- ----------- ------------ --------
                         (unaudited) (unaudited) (unaudited)

Net revenue                 $40,436     $35,604     $148,676  $90,627

Cost of revenue               7,764       7,795       34,118   14,775
                            --------    --------    --------- --------

   Gross profit              32,672      27,809      114,558   75,852
                            --------    --------    --------- --------

Operating expenses
   Marketing and sales        7,977       8,966       31,605   21,117
   Research and
    development               9,734      10,041       40,560   30,216
   General and
    administrative            5,659       5,588       18,080    9,845
   Business integration         ---       1,100          336    2,190
   Acquired in-process
    technology                  ---         ---          ---    3,100
                            --------    --------    --------- --------
 Total operating
  expenses                   23,370      25,695       90,581   66,468
                            --------    --------    --------- --------
 Operating income             9,302       2,114       23,977    9,384

Other income (expense), net    (122)       (387)        (914)     209
                            --------    --------    --------- --------

 Income before income taxes   9,180       1,727       23,063    9,593
Provision for income taxes    7,086         328        3,762    1,051
                            --------    --------    --------- --------

 Net income                 $ 2,094     $ 1,399     $ 19,301  $ 8,542
                            ========    ========    ========= ========
 Net income per share
   Basic                    $  0.08     $  0.06     $   0.78  $  0.37
                            ========    ========    ========= ========
   Diluted                  $  0.08     $  0.05     $   0.70  $  0.32
                            ========    ========    ========= ========

 Shares used in computing
  net income per share
   Basic                     25,259      24,292       24,750   23,347
                            ========    ========    ========= ========
   Diluted                   27,043      26,963       27,421   26,529
                            ========    ========    ========= ========

(1) March 31, 2005 balances are derived from the audited financial statements included in the Company's 2005 Annual Report on Form 10-K.


                            Sonic Solutions
                 Condensed Consolidated Balance Sheets
                 (in thousands, except share amounts)


                                                  March 31,  March 31,
                       ASSETS                       2006      2005(2)
                                                 (unaudited)
----------------------------------------------- ------------ ---------

Current assets:
    Cash and cash equivalents                      $ 18,731  $ 35,436
    Short term investments                           42,350       ---
    Accounts receivable, net of allowance for
     returns and doubtful accounts of $10,068 and
     $6,296 at March 31, 2005 and 2006,
     respectively                                    22,080    12,839
    Inventory                                           689       755
    Unbilled receivables                                ---       121
    Prepaid expenses and other current assets         7,650     2,153
                                                   --------- ---------
          Total current assets                       91,500    51,304

Fixed assets, net                                     4,833     6,756
Purchased and internally developed software
 costs, net                                           1,266     1,595
Goodwill                                             55,153    54,664
Acquired intangibles, net                            43,914    49,046
Other assets                                         11,744     2,583
                                                   --------- ---------

    Total assets                                   $208,410  $165,948
                                                   ========= =========

    LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------
Current liabilities:
    Accounts payable                               $  7,727  $  9,087
          Accrued liabilities                        23,945    19,164
          Deferred revenue                            7,795     5,176
          Obligations under capital leases,
           current portion                               35        84
                                                   --------- ---------
         Total current liabilities                   39,502    33,511
  Bank note payable                                  30,000    30,000
  Other long term liabilities, net of current
   portion                                              373     2,217
  Deferred revenue, net of current portion                2       756
Obligations under capital leases, net of current
 portion                                                  2        41
                                                   --------- ---------
              Total liabilities                      69,879    66,525
                                                   --------- ---------

Shareholders' equity:
  Convertible preferred stock, no par value,
   10,000,000 shares authorized; 0 shares issued
   and outstanding at March 31, 2005, and 2006,
   respectively                                         ---       ---
  Common stock, no par value, 100,000,000 shares
   authorized; 24,308,730 and 25,685,953 shares
   issued and outstanding at March 31, 2005 and
   2006, respectively                               126,880   106,410
  Accumulated other comprehensive loss                 (937)     (274)
  Accumulated earnings (deficit)                     12,588    (6,713)
                                                   --------- ---------
            Total shareholders' equity              138,531    99,423
                                                   --------- ---------
              Total liabilities and shareholders'
               equity                              $208,410  $165,948
                                                   ========= =========

(2) The consolidated balance sheet at March 31, 2005 has been derived from the Company's audited consolidated financial statements on Form 10-K at that date.


                            Sonic Solutions
             Reconciliation of Reported Operating Results
                     to Non-GAAP Operating Results
  (in thousands, except per share amounts and percentages, unaudited)


                                                    Three Months Ended
                                                         March 31,
                                                       2006     2005
                                                     -------- --------

  Net income                                         $ 2,094  $ 1,399

  Tax adjustment                                       6,407      ---
                                                     -------- --------

  Non-GAAP net income                                $ 8,501  $ 1,399
                                                     ======== ========

 GAAP net income per share applicable to common
      Basic                                          $  0.08  $  0.06
                                                     ======== ========
      Diluted                                        $  0.08  $  0.05
                                                     ======== ========

 Non-GAAP net income per share applicable to common
      Basic                                          $  0.34  $  0.06
                                                     ======== ========
      Diluted                                        $  0.31  $  0.05
                                                     ======== ========

Shares used in computing per share amounts
      Basic                                           25,259   24,292
                                                     ======== ========
      Diluted                                         27,043   26,963
                                                     ======== ========

    About Sonic Solutions

    Sonic Solutions (Nasdaq:SNIC)(http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic's products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premier choice for consumers, prosumers and business users worldwide.
    Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with personal computers ("PCs"), after-market drives and consumer electronic devices. Sonic's digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

    Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license.

    Forward-Looking Statements

    This press release and Sonic's fourth quarter and fiscal year ended March 31, 2006, earnings conference call contain forward-looking statements that are based upon current expectations. Such forward-looking statements include revenue and earnings per share guidance for the fiscal year ending March 31, 2007; the gross margin, operating margin, effective tax rate and cost of compliance with the Sarbanes-Oxley Act of 2002, as amended ("SOX"), assumed for the guidance; and views regarding the opportunities and benefits achieved through Sonic's integration of the Roxio Consumer Software Division, as well as by next-generation high definition formats and channels. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, including but not limited to Sonic's high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses, new product introductions, cost of SOX compliance or business expansion; loss of significant customers or key suppliers; risks related to acquisitions and international operations; costs associated with the defense of litigation or prosecution and intellectual property claims; changes in effective tax rates; and other factors, including those discussed in Sonic's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with Sonic's most recent quarterly report on Form 10-Q and Sonic's other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic's business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             clay_leighton@sonic.com
             fax: 415-893-8008
             or
             StreetSmart Investor Relations
             Brooke Deterline, 415-893-7824
             Anne Leschin, 415-775-1788
             investinsonic@sonic.com